As filed with the Securities and Exchange Commission on September 28, 2005
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RYDER SYSTEM, INC.
(Exact name of Registrant as specified in its charter)

Florida	11690 NW 105th Street	59-0739250
(State of incorporation)	Miami, Florida 33178-1103 (305) 500-3726	(I.R.S. Employer Identification Number)
(Address, including zip code, and
telephone number, including area code, of
Registrant’s principal executive offices)

Flora R. Perez, Esq.
Ryder System, Inc.
11690 NW 105th Street
Miami, Florida 33178-1103
(305) 500-3726
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
With a copy to:
John W. White, Esq.
Cravath, Swaine & Moore LLP
Worldwide Plaza, 825 Eighth Avenue
New York, New York 10019
(212) 474-1000

      Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by market conditions.
      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.     ☐
      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.     ☑
      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.     ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Aggregate	Registration
Securities to be Registered	Registered(1)(2)	Offering Price(1)(3)	Fee(1)(4)

Debt Securities

Preferred Stock(5)

Depositary Shares(5)

Common Stock(5)

Warrants(5)

Stock Purchase Contracts(6)

Stock Purchase Units(6)

Total	$800,000,000	$800,000,000	$94,160

(1)	Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3.

(2)	Subject to Rule 462(b) under the Securities Act of 1933, in no event will the aggregate initial offering price of the securities issued under this Registration Statement (which includes securities issued hereunder pursuant to Rule 429 under the Securities Act) exceed $800,000,000, or if any securities are issued in any foreign currency units, the U.S. dollar equivalent of $800,000,000. For debt securities issued with an original issue discount, the amount to be registered is calculated as the initial accreted value of such debt securities.

(3)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933 and exclusive of accrued interest and dividends, if any.

(4)	Of which $5,258 was previously paid on August 29, 2003 in connection with the remaining unsold $65,000,000 registered under Registration Statement No. 333-108391 initially filed by the Registrant on August 29, 2003, and is being offset against the total filing fee due for this Registration Statement pursuant to Rule 457(p).

(5)	In addition to any preferred stock, depositary shares or common stock or warrants that may be issued directly under this Registration Statement, there are being registered hereunder an indeterminate number of shares of preferred stock, depositary shares, common stock or warrants as may be issued upon conversion or exchange of debt securities, warrants, preferred stock or depositary shares, as the case may be. No separate consideration will be received for any shares of preferred stock, depositary shares or common stock so issued upon conversion or exchange.

(6)	Each stock purchase contract of the registrant obligates the Registrant to sell, and its holder to purchase, a number of shares of the Registrant’s common stock.

(7)	Each stock purchase unit consists of a stock purchase contract and debt securities or preferred securities registered under this Registration Statement or debt obligations of third parties.
      Pursuant to Rule 429 under the Securities Act, this registration statement also relates to the remaining unsold $65,000,000 of securities previously registered by the Registrant on Registration Statement No. 333-108391 initially filed with the Securities and Exchange Commission on August 29, 2003.

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission relating to these securities is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state or other jurisdiction where the offer or sale of these securities is not permitted.

Subject to Completion dated September 28, 2005
Prospectus
$800,000,000
RYDER SYSTEM, INC.
Debt Securities
Preferred Stock
Depositary Shares
Common Stock
Warrants
Stock Purchase Contracts
Stock Purchase Units
        We, Ryder System, Inc., may offer from time to time

•	debt securities,

•	shares of preferred stock,

•	depositary shares,

•	shares of common stock,

•	warrants and

•	stock purchase contracts and stock purchase units
in one or more series, with an aggregate principal amount (or net proceeds in the case of securities issued at an original issue discount) of up to $800,000,000, including the equivalent thereof in other currencies, or composite currency units, such as the euro, in amounts, at prices and on terms to be determined at the time of offering.
      When we offer securities pursuant to this prospectus, we will deliver to you this prospectus as well as a prospectus supplement setting forth the specific terms of the securities being offered. We urge you to read carefully this prospectus and the accompanying prospectus supplement before you make your investment decision.
      Our common stock is listed on the New York Stock Exchange under the symbol “R.” Any common stock sold pursuant to a prospectus supplement will be listed on such exchange, subject to official notice of issuance.
      Any debt securities issued under this prospectus will rank equal in right of payment with all our other unsecured and unsubordinated indebtedness.
      We may sell the securities to or through underwriters and also may sell the securities directly to other purchasers or through agents or dealers.

      This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.
      These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2005.

      No dealer, salesman or other person has been authorized to give any information or to make any representations in connection with the offer made by this prospectus or any prospectus supplement other than those contained in, or incorporated by reference in, this prospectus or any prospectus supplement, and if given or made, such information or representations must not be relied upon as having been authorized by us or any agent, underwriter or dealer. This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of any offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this prospectus or any prospectus supplement at any time does not imply that the information contained herein or therein is correct as of any time subsequent to their respective dates.
ABOUT THIS PROSPECTUS
      This prospectus is part of a registration statement filed by us with the Securities and Exchange Commission, or Commission, utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with additional information described below under the heading “Where You Can Find More Information.”
      As used in this prospectus, “company,” “we,” “our” and “us” refer only to Ryder System, Inc. and not any of its subsidiaries, except where the context otherwise requires or as otherwise indicated.
WHERE YOU CAN FIND MORE INFORMATION
      We file annual, quarterly and special reports, proxy statements and other information with the Commission. You may read and copy any document previously filed by us at the Commission’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Our filings with the Commission are also available to the public on the Commission’s Internet website at http://www.sec.gov.
      You can also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.
      We have filed with the Commission a registration statement under the Securities Act that registers the distribution of the securities offered hereby. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities being offered. This prospectus, which forms part of the registration statement, omits certain of the information contained in the registration statement in accordance with the rules and regulations of the Commission. Reference is hereby made to the registration statement and related exhibits for further information with respect to us and the securities offered hereby. Statements contained in this prospectus concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
      We incorporate into this prospectus by reference the following documents filed by us with the Commission, each of which should be considered an important part of this prospectus:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 filed with the Commission on February 24, 2005;

•	Our Quarterly Reports on Form 10-Q for the periods ended March 31, 2005 and June 30, 2005 filed with the Commission on April 28, 2005 and July 28, 2005, respectively;

•	Our Current Reports on Form 8-K, other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, filed with the Commission on February 4, 2005, February 16, 2005, February 22, 2005, May 11, 2005, June 3, 2005, July 19, 2005, August 31, 2005, September 12, 2005, September 20, 2005 and September 27, 2005;

•	Description of our common stock contained in our registration statement on Form 8-A filed with the Commission on September 10, 1971; and

•	All subsequent documents filed by us after the date of this prospectus under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, other than any information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or as otherwise permitted by Commission rules and regulations.
      Any statement contained in a document deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus and registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus and registration statement. While any securities described herein remain outstanding, we will make available at no cost, upon written or oral request, to any beneficial owner and any prospective purchaser of securities described herein, any of the documents incorporated by reference in this prospectus and registration statement by writing to us at the following address or telephoning us at (305) 500-3726.
Investor Relations
Ryder System, Inc.
11690 NW 105th Street
Miami, Florida 33178-1103
      In addition, we make available free of charge through the Investor Relations page on our website at http://www.ryder.com, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the Commission. Other than the information expressly incorporated by reference into this prospectus, information on, or accessible through, our website is not a part of this prospectus, any prospectus supplement or the registration statement of which this prospectus is a part.
      Exhibits to an incorporated document will not be provided unless the exhibit is specifically incorporated by reference into this prospectus.
RYDER SYSTEM, INC.
      We operate in three reportable business segments: (1) Fleet Management Solutions, which provides full service leasing, contract maintenance, contract-related maintenance and commercial rental of trucks, tractors and trailers to customers principally in the U.S., Canada and the U.K.; (2) Supply Chain Solutions, which provides comprehensive supply chain consulting and lead logistics management solutions throughout North America and in Latin America, Europe and Asia; and (3) Dedicated Contract Carriage, which provides vehicles and drivers as part of a dedicated transportation solution in North America. Our customer base includes governments and enterprises operating in a variety of industries including automotive, electronics, high-tech, telecommunications, manufacturing, aerospace, consumer goods, paper and paper products, office equipment, food and beverage, and general retail industries.
      We were incorporated in Florida in 1955. Our principal executive offices are located at 11690 NW 105th Street, Miami, Florida 33178-1103. Our telephone number is (305) 500-3726. Our website is http://www.ryder.com.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
      Forward-looking statements (within the meaning of the Federal Private Securities Litigation Reform Act of 1995) are statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends concerning matters that are not historical facts. These statements are often preceded by or include the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will,” “may,” “could,” “should” or similar expressions. This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements including, but not limited to, statements regarding:

•	our expectations as to growth opportunities and anticipated revenue growth across all business segments;

•	our ability to improve our competitive advantage by leveraging our vehicle buying power, reducing vehicle downtime, providing innovative broad-based supply chain solutions and increasing our customers’ competitive position;

•	anticipated gains on the sale of used vehicles;

•	our ability to successfully achieve the operational goals that are the basis of our business strategies, including offering competitive pricing, optimizing asset utilization, leveraging the expertise of our various business segments, serving our customers’ global needs and expanding our support services;

•	our ability to successfully identify, consummate and integrate future acquisitions;

•	our belief as to the adequacy of our insurance coverage and funding sources and the effectiveness of our interest and foreign currency exchange rate risk management programs;

•	our relationship with our employees;

•	our belief that we can continue to realize significant savings from our cost management initiatives and process improvement actions, including those associated with the recent termination of an information technology infrastructure contract;

•	the adequacy of our accounting estimates and reserves for pension expense, depreciation and residual value guarantees, self-insurance reserves; goodwill impairment and income taxes;

•	our belief that we have not entered into any other transactions since 2000 that raise the same type of issues identified by the IRS in their audit of the 1998 to 2000 tax period;

•	our ability to fund all of our operations in 2005 through internally generated funds and outside funding sources; and

•	the anticipated cost of environmental liabilities.
      These statements, as well as other forward-looking statements contained in this prospectus and the documents incorporated by reference in this prospectus, are based on our current plans and expectations and are subject to risks, uncertainties and assumptions. We caution readers that certain important factors could cause actual results and events to differ significantly from those expressed in any forward-looking statements. These risk factors include, but are not limited to, the following:

•	Market Conditions:

°	Changes in general economic conditions in the U.S. and worldwide leading to decreased demand for our services, lower profit margins and increased levels of bad debt;

°	Changes in our customers’ operations, financial condition or business environment that may limit their need for, or ability to purchase, our services;

°	Changes in market conditions affecting the commercial rental market or the sale of used vehicles;

°	Less than anticipated growth rates in the markets in which we operate; and

°	The effect of Hurricane Katrina or other severe weather events on our operations and the economy.

•	Competition:

°	Competition from other service providers, some of which have greater capital resources or lower capital costs;

°	Continued consolidation in the markets in which we operate which may create large competitors with greater financial resources;

°	Competition from vehicle manufacturers in our foreign FMS business operations; and

°	Our inability to maintain current pricing levels due to customer acceptance or competition.

•	Profitability:

°	Our inability to obtain adequate profit margins for our services;

°	Lower than expected customer retention levels;

°	Loss of a key customer in our SCS business segment;

°	Unexpected reserves and/or write-offs due to the deterioration of the credit worthiness of certain customers in our SCS business segment;

°	Our inability to adapt our product offerings to meet changing consumer preferences on a cost-effective basis;

°	The inability of our business segments to create operating efficiencies;

°	Availability of heavy- and medium-duty vehicles;

°	Increases in fuel prices; and/or availability of fuel;

°	Our inability to successfully implement our asset management initiatives;

°	An increase in the cost of, or shortages in the availability of, qualified drivers;

°	Labor strikes and work stoppages;

°	Our ability to successfully integrate and realize the expected benefits of recent and future acquisitions;

°	Our inability to manage our cost structure; and

°	Our inability to limit our exposure for customer claims.

•	Government Regulation:

°	Cost of compliance with new or changing government regulations, including regulations regarding vehicle emissions, drivers, hours of service and anti-terrorism and security regulations issued by the Department of Homeland Security and the U.S. Customs Service.

•	Financing Concerns:

°	Higher borrowing costs and possible decreases in available funding sources caused by an adverse change in our debt ratings;

°	Unanticipated interest rate and currency exchange rate fluctuations; and

°	Negative funding status of our pension plans caused by lower than expected returns on invested assets and unanticipated changes in interest rates.

•	Accounting Matters:

°	Impact of unusual items resulting from on-going evaluations of business strategies, asset valuations, acquisitions, divestitures and organizational structure;

°	Reductions in residual values or useful lives of revenue earning equipment;

°	Increases in compensation levels, retirement rate and mortality resulting in higher pension expense;

°	Increases in healthcare costs resulting in higher insurance reserves; and

°	Changes in accounting rules, assumptions and accruals.

•	Other risks detailed from time to time in our Commission filings.
      The risks included here are not exhaustive. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risk factors on our business. As a result, no assurance can be given as to our future results or achievements. You should not place undue reliance on the forward-looking statements contained herein, which speak only as of the date of this prospectus. We do not intend, or assume any obligation, to update or revise any forward-looking statements contained in this prospectus, whether as a result of new information, future events or otherwise.
USE OF PROCEEDS
      Unless otherwise specified in the prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus and any accompanying prospectus supplement for general corporate purposes, which may include the repayment of indebtedness, working capital, capital expenditures, acquisitions and the repurchase of shares of our equity securities. Pending use for these purposes, we may invest proceeds from the sale of the securities in short-term marketable securities. The precise amount and timing of sales of any securities will be dependent on market conditions and the availability and cost of other funds to us.
RATIO OF EARNINGS TO FIXED CHARGES
      The following table sets forth the ratio of earnings to fixed charges for Ryder and its subsidiaries, whether or not consolidated, for each of the six-month periods ended June 30, 2005 and 2004, and for each of the years in the five-year period ended December 31, 2004. For purposes of computing the ratio of earnings to fixed charges, fixed charges consist of interest expense and other financial charges plus interest capitalized and that portion (one third) of rental expense considered to be interest. Earnings are computed by adding fixed charges, except interest capitalized, to earnings from continuing operations before income taxes and cumulative effect of changes in accounting principles. Prior period ratios have been restated to exclude discontinued operations. Because we had no shares of preferred stock outstanding during any of the periods presented or as of the date of this prospectus, we do not separately present the ratio of earnings to combined fixed charges and preferred stock dividends.

Six Months Ended
June 30		Years Ended December 31

2005	2004	2004	2003	2002	2001	2000

2.8	3.01	3.11	2.16	1.80	1.10	1.44

DESCRIPTION OF THE DEBT SECURITIES
      The following is a description of the general terms and provisions that may apply to the debt securities. The particular terms of any debt securities offered hereby will be described in the prospectus supplement relating to those debt securities which may add, update or change the terms described in this prospectus. To review the terms of any debt securities offered by this prospectus, you must review both this prospectus and the relevant prospectus supplement.
      The debt securities will be unsecured and unsubordinated obligations of our company and will be issued from time to time under the Indenture dated as of October 3, 2003 between us and J.P. Morgan Trust Company, National Association, as trustee. The indenture is subject to and governed by the Trust Indenture Act of 1939.
      Following is a brief description of certain provisions of the indenture. This description is not complete and is subject to the detailed provisions of the indenture. The indenture is incorporated by reference in the registration statement of which this prospectus is a part. Section references appearing below are to the indenture. Whenever particular provisions of the indenture are referenced, such provisions are incorporated by reference as part of the statement made, and the statement is qualified in its entirety by such reference. Any capitalized term used in this description and not defined shall have the meaning given to such term in the indenture. We urge you to read the indenture (and any amendments thereto) in its entirety because it, and not the following description, defines your rights as a holder of debt securities.
General
      The indenture does not limit the amount of debt securities that we may issue. Debt securities may be issued up to the principal amount authorized by our board of directors from time to time. The aggregate principal amount of the debt securities to be offered by this prospectus will not exceed $800,000,000 (or its foreign exchange rate equivalent if any debt securities are offered in currencies other than U.S. dollars).
      Unless otherwise provided in the prospectus supplement accompanying this prospectus, the debt securities will be issued in fully registered form without coupons (“registered securities”). In addition, debt securities may be issued in the form of one or more global securities (each a “global security”). Registered securities which are book-entry securities (“book-entry securities”) will be issued as registered global securities.
      Debt securities of a single series may be issued at various times with different maturity dates and different principal repayment provisions, may bear interest at different rates, may be issued at or above par or with an original issue discount, and may otherwise vary, all as provided in the indenture.
      The debt securities will be unsecured and unsubordinated general obligations of our company and will rank equal in right of payment with all our other unsecured and unsubordinated indebtedness.
      Reference is made to the prospectus supplement relating to the particular series of debt securities for the following terms of such debt securities:

•	the title of such debt securities;

•	any limit upon the aggregate principal amount of such debt securities;

•	the initial public offering price;

•	the currency or currency unit of payment;

•	the date or date on which the principal of such debt securities is payable;

•	the rate or rates at which such debt securities will bear interest or the method for calculating such rate, if any, the date or dates from which such interest will accrue, the dates on which such interest will be payable and the record date for the interest payable on any interest payment date;

•	whether such debt securities will be issued as registered securities or bearer securities or both;

•	the place where the principal of and interest on such debt securities will be payable;

•	the period or periods, if any, within which the price or prices at which and the terms and conditions upon which such debt securities may be redeemed by us;

•	whether we are obligated to redeem or purchase such debt securities pursuant to any sinking fund or at the option of a holder thereof, and the terms and conditions upon which such debt securities shall be redeemed or purchased pursuant to such obligation;

•	any provisions for the remarketing of the debt securities by and on behalf of us;

•	if other than denominations of $1,000 and integral multiples thereof, the denominations in which such debt securities shall be issuable;

•	if other than the principal amount thereof, the portion of the principal amount of such debt securities which shall be payable upon declaration of acceleration of the maturity thereof;

•	whether the offered debt securities are to be issued in whole or in part in the form of one or more global securities and, if so, the identity of the depositary for such global security or securities and the terms and conditions, if any, upon which such global securities may be exchanged for individual certificates;

•	whether and under what circumstances we will pay Additional Amounts to any holder of offered debt securities who is not a United States person in respect of any tax, assessment or other governmental charge required to be withheld or deducted and, if so, whether we will have the option to redeem rather than pay any Additional Amounts;

•	any additions, deletions or modifications to the covenants, events of default or our ability to discharge our obligations set forth in the indenture, that will be applicable with respect to the offered debt securities; and

•	any other terms not inconsistent with the indenture. (Section 2.02.)
      A debt security will not be valid until authenticated by the manual signature of the trustee or an authenticating agent. Such signature will be conclusive evidence that the debt security has been authenticated under the indenture. (Section 2.03.)
      Some of the debt securities may be issued as original issue discount debt securities. Original issue discount securities bear no interest or bear interest at below-market rates. These are sold at a discount below their stated principal amount. If we issue these securities, the prospectus supplement will describe any special tax, accounting, or other considerations relevant to these securities.
Transfer and Exchange
      We will maintain an office or agency in The City of New York where registered debt securities may be presented for registration of transfer or exchange (“registrar”). Unless otherwise provided in the prospectus supplement, a registered holder of debt securities will be able to transfer registered debt securities at the office of the registrar we name in the prospectus supplement. The registered holder may also exchange registered debt securities at the office of the registrar for an equal aggregate principal amount of registered debt securities of the series having the same maturity date, interest rate and other terms as long as the debt securities are issued in authorized denominations. (Sections 2.05, 2.08 and 4.04.)
      Neither we nor the trustee will impose a service charge for any transfer or exchange of a debt security; however, a holder may be required to pay any tax or governmental charge in connection with a transfer or exchange of a debt security.
      For a discussion of certain restrictions on the registration, transfer and exchange of global securities, see “— Global Securities.” If we fail to maintain a registrar the trustee will act as such. We or any of our subsidiaries may act as registrar.

Certain Definitions
      A summary of the definitions of certain terms used in the indenture follows (reference should be made to Article I of the indenture for complete definitions of the following and other terms):
      “Additional Amounts” means any additional amounts which are required by a debt security or by or pursuant to a board resolution, under circumstances specified therein, to be paid by us in respect of certain taxes, assessments or other governmental charges imposed on certain holders of debt securities.
      “After-Acquired Indebtedness” means (a) pre-existing indebtedness assumed by us or a Restricted Subsidiary as a result of the acquisition of the assets or stock of an entity other than a Subsidiary of ours, (b) liens on property existing at the time of acquisition of said property and (c) indebtedness of an Unrestricted Subsidiary which is outstanding at the time such Unrestricted Subsidiary becomes a Restricted Subsidiary subsequent to the date of the indenture.
      “Consolidated” when used with respect to any other term, means such term as reflected in a consolidation of our and our Restricted Subsidiaries’ accounts in accordance with generally accepted accounting principles.
      “Foreign Financing Subsidiary” means any subsidiary not organized under the laws of the United States of America, engaged in the business of lending to, or borrowing on behalf of, us or our Restricted Subsidiaries.
      “Indebtedness” means indebtedness other than Subordinated Indebtedness of ours or any of our Restricted Subsidiaries for borrowed money or leasing obligations as reflected on the Consolidated balance sheet of our company and our Restricted Subsidiaries, and indebtedness of other parties guaranteed by us or our Restricted Subsidiaries.
      “Intercompany Indebtedness” means any Indebtedness owed directly between us and/or our Restricted Subsidiaries.
      “Leasing Indebtedness” means the capitalized Indebtedness of any leasing obligations on personal property.
      “Net Tangible Assets” means total assets as reflected on the Consolidated balance sheet of our company and our Restricted Subsidiaries, after deduction for minority interests, less: (a) goodwill and other intangibles, (b) amounts invested in, advanced to, or equity in Unrestricted Subsidiaries and (c) unamortized debt discount.
      “Original Issue Discount Debt Security” means a debt security which provides that an amount less than the principal amount thereof shall become due and payable upon acceleration of the maturity or redemption thereof, or any debt security which for United States Federal income tax purposes would be considered an original issue discount debt security.
      “Real Property Indebtedness” means Indebtedness secured by real property acquired by us or any of our Restricted Subsidiaries after the date of the indenture, including both mortgage and lease financing.
      “Restricted Subsidiary” means any Subsidiary other than an Unrestricted Subsidiary.
      “Secured Indebtedness” means Indebtedness, other than Intercompany Indebtedness, secured by a lien on any property and any unsecured Indebtedness of any Restricted Subsidiary other than a Foreign Financing Subsidiary.
      “Unrestricted Subsidiary” means (a) any Subsidiary (other than a Foreign Financing Subsidiary) substantially all of the property of which is located or substantially all of the business of which is conducted outside of the United States of America or its possessions and (b) any other Subsidiary (including, if so designated, a Foreign Financing Subsidiary) so designated by our board of directors or our chief executive officer.

Certain Covenants
Limitation on Secured Indebtedness.
      Unless otherwise provided in the prospectus supplement, we and our Restricted Subsidiaries will not incur any Secured Indebtedness unless debt securities then outstanding are equally and ratably secured, with the following exceptions:

•	Secured Indebtedness existing at the date of the indenture;

•	Indebtedness of a corporation in existence at the time it becomes a Restricted Subsidiary;

•	After-Acquired Indebtedness;

•	Intercompany Indebtedness secured in favor of us or any Restricted Subsidiary;

•	Indebtedness deemed Secured Indebtedness by virtue of certain liens or charges not yet due or payable without penalty or which are being contested and for which reserves have been set aside;

•	industrial revenue bond Indebtedness;

•	Real Property Indebtedness;

•	Leasing Indebtedness not to exceed a total of 10% of Consolidated Net Tangible Assets; and

•	all other Secured Indebtedness (in addition to that otherwise permitted above) not to exceed a total of 20% of Consolidated Net Tangible Assets. (Section 4.06.)
Limitation on Consolidations and Mergers.
      We shall not consolidate with or merge into, or transfer all or substantially all of our assets to, another entity unless such entity assumes all the obligations under the debt securities and the indenture and certain other conditions are met (whereupon all our obligations under the indenture shall terminate). (Section 5.01.)
Events of Default and Remedies
      Unless otherwise provided in the prospectus supplement, the events of default with respect to the debt securities of any series are:

•	default for 30 days in the payment of interest thereon;

•	default in the payment of principal thereof;

•	default in performance by us of any other agreement with respect thereto which continues for 60 days after written notice; and

•	certain events of bankruptcy, insolvency or reorganization. (Section 6.01.)
      If an event of default is continuing with respect to the debt securities of any series, the trustee or the holders of 25% in aggregate principal amount of the debt securities of that series then outstanding, by notice in writing to us and the trustee, may accelerate the principal of such debt securities, but the holders of a majority in aggregate principal amount of such debt securities then outstanding may rescind such acceleration if all existing events of default have been cured. (Section 6.02.)
      Holders of debt securities may not enforce the indenture except in the case of the failure of the trustee, for 60 days, to act after notice of an event of default and a request to enforce the indenture by the holders of 25% in aggregate principal amount of the series of debt securities affected thereby and an offer of indemnity satisfactory to the trustee. (Section 6.06.) This provision will not prevent any holder of a debt security from enforcing payment of the principal of and interest on such debt security at the respective due dates thereof. (Section 6.07.) The holders of a majority in aggregate principal amount of the debt securities of any series then outstanding may direct the manner of conducting any proceedings for any remedy or trust power available to the trustee. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture, is unduly prejudicial to holders of other debt securities or would involve the trustee in personal liability. (Section 6.05.)
      Holders of a majority in aggregate principal amount of any series of debt securities then outstanding may waive on behalf of all holders of debt securities of that series any default with respect to that series except a default in the payment of the principal or interest on such debt securities. (Section 6.04.)
      The indenture provides that the trustee may withhold notice to the holders of any series of debt securities issued of any default if the trustee considers it in the interest of such holder to do so, provided the trustee may not withhold notice of default in the payment of principal of or interest on any of the debt securities of such series.
      We will furnish an annual officers’ certificate to the trustee as to our compliance with all conditions and covenants set forth in the indenture. (Section 4.03.)
Satisfaction and Discharge
      Unless otherwise provided in the prospectus supplement, we may terminate certain of our obligations under the indenture, including our obligation to comply with the covenants described above, with respect to any series of debt securities which does not provide for the payment of any Additional Amounts, on the terms and subject to the conditions contained in the indenture, by irrevocably depositing in trust with the trustee money or U.S. government obligations sufficient to pay principal and interest on such debt securities to maturity. Such deposit and termination is conditioned upon our delivery of an opinion of independent tax counsel that the holders of such debt securities will have no Federal income tax consequences as a result of such deposit and termination. (Section 8.01.)
Modification and Waiver
      We and the trustee, with the consent of the holders of a majority in aggregate principal amount of the then outstanding debt securities affected, may execute supplemental indentures amending the indenture or such debt securities, except that no such amendment may, without the consent of the holders of the affected debt securities, among other things, change the maturity or reduce the principal amount thereof, change the rate or the time of payment of interest thereon, change any obligation on our part to pay Additional Amounts relating to a particular debt security or reduce the amount of principal of an Original Issue Discount Debt Security that would be due and payable upon a declaration of acceleration of the maturity thereof. (Sections 9.02 and 9.03.)
      We and the trustee may also, without the consent of any holders of debt securities, enter into supplemental indentures for the purposes of, among other things, curing ambiguities and inconsistencies, addressing changes in generally accepted accounting principles and making changes that do not adversely affect the rights of any holders of debt securities. (Section 9.01.)
Payment and Paying Agents
      We will maintain an office or agency where the debt securities may be presented for payment (“paying agent”). Unless otherwise provided in the prospectus supplement, payment of principal of, premium, if any, and interest, if any, on registered securities will be made in U.S. dollars at the office of such paying agent or paying agents as we may designate from time to time, except that at our option payment of any interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the security register maintained by the registrar. Unless otherwise provided in the prospectus supplement, payment of any installment of interest on registered securities will be made to the person in whose name such registered security is registered at the close of business on the regular record date for such interest. (Section 4.01.)
      Unless otherwise provided in the prospectus supplement, the corporate trust office of the trustee in The City of New York will be designated as our sole paying agent for payments with respect to offered debt securities that are issuable solely as registered securities. Any paying agents outside the United States and any other paying agents in the United States initially designated by us for the offered debt securities will be named in the prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that, if debt securities of a series are issuable solely as registered securities, we will be required to maintain a paying agent in each place of payment for such series. (Section 4.04.) If we fail to maintain a paying agent the trustee will act as such. We or any of our subsidiaries may act as paying agent.
Global Securities
      The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary (a “depositary”) identified in the prospectus supplement relating to such series. Global securities may be issued in registered, and in either temporary or definitive form. Unless and until it is exchanged in whole for debt securities in definitive form, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. (Section 2.16.)
      The specific terms of any depositary arrangement with respect to the offered debt securities will be described in the prospectus supplement relating thereto. Unless otherwise specified in the prospectus supplement, we anticipate that the following provision will apply to all depositary arrangements.
      Unless otherwise specified in the prospectus supplement, registered securities that are to be represented by a global security to be deposited with or on behalf of a depositary will be represented by a global security registered in the name of such depositary or its nominee. (Section 2.16.) Upon the issuance of a global security in registered form, the depositary for such global security will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such global security to the accounts of institutions that have accounts with such depositary or its nominee (“participants”). The accounts to be credited shall be designated by the underwriters or selling agents for such debt securities, or by us if such debt securities are offered and sold directly by us. Ownership of beneficial interests in such global securities will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in such global securities will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee for such global security or by participants or persons that hold through participants. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security.
      So long as the depositary for a global security in registered form, or its nominee, is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the indenture governing such debt securities. Except as set forth below, owners of beneficial interests in such global securities will not be entitled to have debt securities of the series represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of such series in definitive form and will not be considered the owners or holders thereof under the indenture.
      Payment of principal of, premium, if any, and interest, if any, on debt securities registered in the name of or held by a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner or the holder of the global security representing such debt securities. None of us, the trustee, any paying agent or the registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security for such debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. (Section 2.15.)

      We expect that the depositary for debt securities of a series, upon receipt of any payment of principal of, premium, if any, or interest, if any, on permanent global securities, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global securities as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices.
      If a depositary for registered securities is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue individual certificates for the registered securities in definitive form in exchange for the global security or securities representing such registered securities. In addition, we may at any time and in our sole discretion determine not to have any registered securities represented by one or more global securities and, in such event, will issue individual certificates for the registered securities in definitive form in exchange for the global security or securities representing such registered securities. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery in definitive form of individual certificates for the registered securities of the series represented by such global security equal in principal amount to such beneficial interest and to have such individual certificates registered in the name of the owner of such beneficial interest. (Section 2.16.)
Absence of Certain Covenants
      We are not restricted by the indenture from paying dividends or from incurring, assuming or becoming liable for any type of debt or other obligation or creating liens on our property, except as set forth under “— Certain Covenants-Limitation on Secured Indebtedness.” The indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. The indenture contains no provisions which afford holders of the debt securities protection in the event of a highly leveraged transaction involving our company.
Regarding the Trustee
      J.P. Morgan Trust Company, National Association is the trustee under the indenture. J.P. Morgan Trust Company, National Association and its affiliates also act as depositary for funds of, makes loans to, acts as trustee and performs certain other services for, us and certain of our subsidiaries and affiliates in the normal course of our business.
Notices
      Notices to holders of registered debt securities will be mailed by first class mail to the address on the register kept by the registrar. (Section 10.02.)

DESCRIPTION OF THE PREFERRED STOCK
      The following is a description of the general terms and provisions that may apply to our preferred stock. The particular terms of any series of preferred stock offered hereby will be described in the prospectus supplement relating to that series of preferred stock which may add, update or change the terms described in this prospectus. To review the terms of any preferred stock offered by this prospectus, you must review both this prospectus and the relevant prospectus supplement.
      All the terms of the preferred stock are, or will be, contained in our restated articles of incorporation, the articles of amendment relating to each series of the preferred stock and our bylaws, which are, or will be, filed with the Commission at the time we issue a series of the preferred stock. The following summary is qualified in its entirety by reference to our restated articles of incorporation, the relevant articles of amendment and our bylaws. Reference is also made to the Florida Business Corporation Act, or FBCA.
      Our restated articles of incorporation authorize us to issue up to 3,800,917 shares of preferred stock, no par value per share. As of the date of this prospectus, no shares of preferred stock were issued and outstanding. Subject to limitations prescribed by law, our board of directors is authorized at any time, without shareholder action, to:

•	issue one or more series of preferred stock;

•	determine the designation for any series by number, letter or title that shall distinguish the series from any other series of preferred stock; and

•	determine the number of shares in any series.
      Our board of directors is authorized to determine, for each series of preferred stock, and the prospectus supplement relating to such series of preferred stock will set forth, the following information:

•	whether dividends on that series of preferred stock will be cumulative and, if so, from which date;

•	the dividend rate;

•	the dividend payment date or dates;

•	the liquidation preference per share of that series of preferred stock, if any;

•	any conversion provisions applicable to that series of preferred stock;

•	any redemption or sinking fund provisions applicable to that series of preferred stock;

•	the voting rights of that series of preferred stock, if any; and

•	the terms of any other preferences or special rights applicable to that series of preferred stock.
      The preferred stock, when issued, will be fully paid and nonassessable.
Rank
      The shares of preferred stock of any series will have the rank set forth in the relevant articles of amendment and described in the prospectus supplement relating to such series of preferred stock.
Dividends
      The articles of amendment setting forth the terms of a series of preferred stock may provide that holders of that series are entitled to receive dividends, when, as and if authorized by our board of directors out of funds legally available for dividends. The rates and dates of payment of dividends and any other terms applicable to the dividends will be set forth in the relevant articles of amendment and described in the prospectus supplement relating to such series of preferred stock.
      Payment of dividends on any series of preferred stock may be restricted by loan agreements, indentures and other transactions we may enter into.

Convertibility
      The articles of amendment setting forth the terms of a series of preferred stock may provide that, and the prospectus supplement relating to such series of preferred stock, may describe the terms, if any, on which, shares of that series are convertible into, or exchangeable for, shares of our common stock or other securities or property.
Redemption
      If so specified in the articles of amendment setting forth the terms of a series of preferred stock, a series of preferred stock may be redeemable at our or the holder’s option and/or may be mandatorily redeemed partially or in whole. Any redemption rights granted in the articles of amendment for a series of preferred stock offered hereby will be described in the relevant prospectus supplement.
      Shares of preferred stock that we redeem or otherwise reacquire will resume the status of authorized and unissued shares of preferred stock undesignated as to series, and will be available for subsequent issuance.
Liquidation
      In the event our company voluntarily or involuntarily liquidates, dissolves or winds up, the holders of each series of preferred stock may be entitled to receive a liquidation preference. The terms and conditions of any liquidation preference granted to the holders of a series of preferred stock will be set forth in the articles of amendment relating to such series and will be described in the relevant prospectus supplement.
Voting
      The holders of preferred stock will not have any voting rights, except as required by the FBCA or as provided in the articles of amendment relating to a particular series of preferred stock and the relevant prospectus supplement.
Other Rights
      The articles of amendment setting forth the terms of a series of preferred stock may provide that the holders of that series of preferred stock are entitled to preemptive, sinking fund or other rights. The prospectus supplement relating to such series of preferred stock will contain a description of any such rights. The rights, preferences and privileges of holders of a series of preferred stock could be subject to, and may be adversely affected by, the rights of the holders of shares of any other series of preferred stock, if any, which may be issued in the future.
Anti-Takeover Effects of our Articles of Incorporation
      Our restated articles of incorporation provide that the consent of the holders of a majority of each series of outstanding preferred stock shall be required in order to effect a merger or consolidation of the company with or into any other corporation or the sale of all or substantially all of the assets of the company in exchange for stock or securities of another corporation unless: (i) the surviving corporation will not have, after such transaction, any stock either authorized or outstanding that ranks prior to the preferred stock, or to the stock of the surviving corporation issued in exchange therefor, in respect of payment of dividends or distribution of assets (except such stock of the company as may have been authorized or outstanding immediately prior to the transaction), and (ii) the merger or consolidation results in no change in the rights, privileges or preferences of such series of preferred stock or the stock of the surviving corporation issued in exchange therefor. While we currently do not have any shares of preferred stock outstanding, the issuance of any shares of preferred stock in the future may delay, defer or prevent a merger or sale of all or substantially all of the company’s assets.
Transfer Agent and Registrar
      We will designate the transfer agent for each series of preferred stock in the prospectus supplement.

DESCRIPTION OF THE DEPOSITARY SHARES
      If we elect to offer fractional shares of preferred stock, rather than full shares of preferred stock, we will issue receipts for depositary shares, and each of these depositary shares will represent a fraction of a share of a particular series of preferred stock. Each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preferred stock underlying that depositary share, to all rights and preferences of the preferred stock underlying that depositary share. Those rights include dividend, voting, redemption and liquidation rights.
      The shares of preferred stock underlying the depositary shares will be deposited with a depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts evidencing the depositary shares. The depositary will be a bank or trust company selected by us. The depositary will also act as the transfer agent, registrar and dividend disbursing agent for the depositary shares.
      Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.
      The following is a summary of the most important terms of the depositary shares. The particular terms of any depositary shares offered hereby will be described in the prospectus supplement relating to the depositary shares which may add, update or change the terms described in this prospectus. To review the terms of any depositary shares offered by this prospectus, you must review both this prospectus and the relevant prospectus supplement.
      All the terms of the depositary shares are, or will be, contained in the deposit agreement, our restated articles of incorporation and the articles of amendment for the applicable series of preferred stock that are, or will be, filed with the Commission. The following summary is qualified in its entirety by reference to the deposit agreement, our restated articles of incorporation and the articles of amendment for the applicable series of preferred stock.
Dividends
      The depositary will distribute all cash dividends or other cash distributions received relating to the series of preferred stock underlying the depositary shares, to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date. The record date for the depositary shares will be the same date as the record date for the preferred stock.
      In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution. However, if the depositary determines that it is not feasible to make the distribution, the depositary may, with our approval, adopt another method for the distribution. The method may include selling the property and distributing the net proceeds to the holders.
Liquidation Preference
      In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of each depositary share will be entitled to receive the fraction of the liquidation preference, if any, accorded each share of the applicable series of preferred stock, as set forth in the relevant prospectus supplement for the depositary shares.
Redemption
      If a series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock so redeemed. The redemption price per depositary share will be equal to the applicable fraction of the redemption price payable per share for the applicable series of preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares will be selected by lot or ratably as the depositary will decide.
Voting
      Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts representing the preferred stock. Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock underlying that holder’s depositary shares. The record date for the depositary shares will be the same date as the record date for the preferred stock. The depositary will try, as far as practicable, to vote the preferred stock underlying the depositary shares in a manner consistent with the instructions of the holders of the depositary receipts. We will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.
Withdrawal of Preferred Stock
      Owners of depositary shares are entitled, upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due the depositary, to receive the number of whole shares of preferred stock underlying the depositary shares. Partial shares of preferred stock will not be issued. These holders of preferred stock will not be entitled to deposit the shares under the deposit agreement or to receive depositary receipts evidencing depositary shares for the preferred stock.
Amendment and Termination of Deposit Agreement
      The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended at any time and from time to time by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares, other than any change in fees, will not be effective unless the amendment has been approved by at least a majority of the depositary shares then outstanding. The deposit agreement automatically terminates if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution relating to the preferred stock in connection with our dissolution, and that distribution has been made to all the holders of depositary shares.
Charges of Depositary
      We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the preferred stock and the initial issuance of the depositary shares, any redemption of the preferred stock and all withdrawals of preferred stock by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and certain other charges as provided in the deposit agreement. In certain circumstances, the depositary may refuse to transfer depositary shares, withhold dividends and distributions, and sell the depositary shares evidenced by the depositary receipt, if the charges are not paid.
Reports to Holders
      The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at other places as it thinks is advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

Liability and Legal Proceedings
      Neither we nor the depositary will be liable if either we or the depositary is prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance in good faith of our and their duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, on information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper persons.
Resignation and Removal of Depositary
      The depositary may resign at any time by delivering thirty (30) days prior written notice to us of its election to do so. We may also remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The provisions of the depositary agreement relating to the appointment of a successor depositary will be described in the prospectus supplement relating to the depositary shares.
Federal Income Tax Consequences
      Owners of the depositary shares will be treated for Federal income tax purposes as if they were owners of the preferred stock underlying the depositary shares. Accordingly, the owners will be entitled to take into account for Federal income tax purposes income and deductions to which they would be entitled if they were holders of the preferred stock. In addition:

•	no gain or loss will be recognized for Federal income tax purposes upon the withdrawal of preferred stock in exchange for depositary shares;

•	the tax basis of each share of preferred stock to an exchanging owner of depositary shares will, upon the exchange, be the same as the aggregate tax basis of the depositary shares exchanged; and

•	the holding period for preferred stock in the hands of an exchanging owner of depositary shares will include the period during which the person owned the depositary shares.

DESCRIPTION OF THE COMMON STOCK
      The following description of our common stock is qualified in its entirety by reference to our restated articles of incorporation and bylaws. Reference is also made to the FBCA.
      As of the date of this prospectus, we were authorized to issue up to 400,000,000 shares of common stock, $0.50 par value per share. As of August 31, 2005, 64,129,896 shares of our common stock were issued and outstanding. Our common stock is listed on the New York Stock Exchange, under the symbol “R.”
Dividend Rights
      Each share of common stock is entitled to participate equally with respect to dividends declared on the common stock out of funds legally available for the payment thereof. Our restated articles of incorporation do not limit the dividends that can be paid on the common stock.
Liquidation Rights
      After satisfaction of creditors and payments due to the holders of preferred stock, if any, the holders of common stock are entitled to share ratably in the distribution of all remaining assets.
Voting Rights
      In general, the holders of our common stock are entitled to one vote per share for the election of directors and for other corporate purposes. Our restated articles of incorporation and/or bylaws also:

•	permit shareholders to remove a director with or without cause only by the affirmative vote of 75% of the voting power of the outstanding shares of voting stock, voting as a class;

•	provide that a vacancy on our board of directors may be filled only by a majority of remaining directors;

•	permit shareholders to take action only at an annual meeting, or a special meeting duly called by certain officers, our board of directors or the holders of not less than 10% of the voting power of the outstanding shares of voting stock entitled to vote on the matter;

•	require the affirmative vote of 75% of the voting power of the outstanding shares of voting stock, voting as a class, to approve business combinations with an interested shareholder, as defined below, or its affiliates, unless approved by a majority of the disinterested directors, as defined below, or, in some cases, if specified minimum price and procedural requirements are met; and

•	require the affirmative vote of 75% of the voting power of the outstanding shares of voting stock to amend specified provisions of our restated articles of incorporation and bylaws, including the provisions discussed here.
      These provisions may have a significant effect on the ability of holders of our voting stock to change the composition of an incumbent board of directors or to benefit from some transactions that are opposed by an incumbent board of directors.
      The term “interested shareholder” is defined in our restated articles of incorporation to include (i) a shareholder who beneficially owns 20% or more of the voting power of the outstanding shares of our voting stock, (ii) an affiliate of our company who during the preceding two years beneficially owned 20% or more of the voting power of the outstanding shares of our voting stock or (iii) a successor to any shares owned by any person referred to in sections (i) and (ii) during the preceding two years. The term “disinterested director” is defined in our restated articles of incorporation to include any director who is not an affiliate of an interested shareholder and who was a director prior to the time the interested shareholder became an interested shareholder and any successor to a disinterested director who is not an affiliate of an interested shareholder and recommended by a majority of disinterested directors. The above provisions dealing with “business combinations” between us and an interested shareholder may discriminate against a shareholder who becomes an interested shareholder by reason of the beneficial ownership of 20% or more in voting power of our of common or other voting stock.
      The term “business combination” is defined in our restated articles of incorporation to include:

•	any merger or consolidation of our company or any direct or indirect majority owned subsidiary with an interested shareholder or any other corporation which is, or after such merger or consolidation would be, an affiliate of an interested shareholder;

•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition in one transaction or a series of transactions to or with any interested shareholder or any affiliate of an interested shareholder of our assets or any direct or indirect majority owned subsidiary having an aggregate fair market value of $100,000,000 or more;

•	the issuance or transfer by us or any direct or indirect majority owned subsidiary in one transaction or a series of transactions of any of our securities or any subsidiary to any interested shareholder or any affiliate of any interested shareholder in exchange for cash, securities or other property, or a combination thereof, having an aggregate fair market value of $100,000,000 or more;

•	the adoption of any plan or proposal for our liquidation or dissolution proposed by or on behalf of an interested shareholder or an affiliate of an interested shareholder; or

•	any reclassification of securities, including any reverse stock split, or recapitalization, or any merger or consolidation of us with any of our direct or indirect majority owned subsidiaries or any other transaction which has the direct or indirect effect of increasing the proportionate share of the outstanding shares of any class of our equity or convertible securities or any direct or indirect wholly owned subsidiary which is directly or indirectly owned by any interested shareholder or any affiliate of any interested shareholder.
      The holders of our common stock do not have cumulative voting rights, and therefore the holders of more than 50% of a quorum of the outstanding shares of common stock can elect all of our directors. Unless otherwise provided in our restated articles of incorporation or bylaws or in accordance with applicable law, the affirmative vote of a majority of the total number of shares represented at a meeting and entitled to vote is required for shareholder action on a matter. Voting rights for the election of directors or otherwise, if any, for any series of preferred stock, will be established by the board of directors when such series is designated.
Board of Directors
      Our bylaws provide that our board of directors shall be divided into three classes each consisting of an equal, or as nearly equal as possible, number of directors. Each class will be elected for a three-year term, and the term of each class will expire in succeeding years. It will, therefore, require elections in three consecutive years to reelect or replace our entire board of directors.
No Other Rights
      Holders of our common stock are not entitled to preemptive, redemption, subscription or conversion rights. The rights, preferences and privileges of holders of common stock could be subject to, and may be adversely affected by, the rights of the holders of shares of any preferred stock, if any, which may be issued in the future.
Anti-Takeover Effects of Florida Law
      We are subject to certain anti-takeover provisions that apply to public corporations under Florida law. Pursuant to Section 607.0901 of the FBCA, a publicly held Florida corporation may not engage in a broad range of business combinations or other extraordinary corporate transactions with an “interested shareholder” without the approval of the holders of two-thirds of the voting shares of such corporation (excluding shares held by the interested shareholder) unless:

•	the transaction is approved by a majority of disinterested directors before the shareholder becomes an interested shareholder;

•	the interested shareholder has owned at least 80% of the corporation’s outstanding voting shares for at least five years preceding the announcement date of any such business combination;

•	the interested shareholder is the beneficial owner of at least 90% of the outstanding voting shares of the corporation, exclusive of shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors; or

•	the consideration paid to the holders of the corporation’s voting stock is at least equal to certain fair price criteria.
      An “interested shareholder” is defined as a person who together with affiliates and associates beneficially owns more than 10% of a corporation’s outstanding voting shares.
      In addition, we are subject to Section 607.0902 of the FBCA which prohibits the voting of shares in a publicly held Florida corporation that are acquired in a “control share acquisition” unless the holders of a majority of the corporation’s voting shares, exclusive of shares owned by officers of the corporation, employee directors or the acquiring party, approve the granting of voting rights as to the shares acquired in the “control share acquisition.” A control share acquisition is defined as an acquisition that immediately thereafter entitles the acquiring party to 20% or more of the total voting power in an election of directors.
      These statutory provisions may prevent takeover attempts that might result in a premium over the market price for our common stock.
Limitation of Liability and Indemnification
      Under Section 607.0831 of the FBCA, a director is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision or failure to act unless the director breached or failed to perform his duties as a director and the director’s breach of, or failure to perform, those duties constitutes:

•	a violation of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful;

•	a transaction from which the director derived an improper personal benefit, either directly or indirectly;

•	an unlawful distribution;

•	in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation or willful misconduct; or

•	in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety or property.
      A corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against him and incurred by him in his capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the FBCA.
      Our restated articles of incorporation and bylaws provide that we shall, to the fullest extent permitted by applicable law, indemnify any present or former director, officer, employee or agent.
Transfer Agent and Registrar
      The transfer agent and registrar for our common stock is Computershare Investor Services, LLC.

DESCRIPTION OF THE WARRANTS
      The following is a description of the general terms and provisions that may apply to our warrants. The particular terms of any warrants offered hereby will be described in the prospectus supplement relating to the warrants which may add, update or change the terms described in this prospectus. To review the terms of any warrants offered by this prospectus, you must review both this prospectus and the relevant prospectus supplement.
      We may issue warrants for the purchase of debt securities, common stock, preferred stock or depositary shares. The warrants may be issued independently or together with any other securities covered by this prospectus and may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders of the warrants.
      The prospectus supplement will specify the material terms of the warrants, including a description of any other securities sold together with the warrants, and the applicable warrant agreements, including one or more of the following:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies, including composite currencies, in which the prices of the warrants may be payable;

•	the designation, number and terms of the debt securities, common stock, preferred stock, depositary shares or other securities, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices, purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted; the exercise price of the warrants and the currency or currencies, including composite currencies, in which such price is payable;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued as a unit;

•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms relating to the modification of the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the transferability, exchange, exercise or redemption of the warrants.

DESCRIPTION OF THE STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
      The following is a description of the general terms and provisions that may apply to our stock purchase contracts and stock purchase units. The prospectus supplement describing the terms of any stock purchase contracts or stock purchase units offered by this prospectus may add, update or change the terms described in this prospectus. To review the terms of any stock purchase contracts or stock purchase units offered by this prospectus, you must review both this prospectus and the relevant prospectus supplement.
      We may issue stock purchase contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of our common stock at a future date or dates. The stock purchase contracts may be issued separately or as part of stock purchase units consisting of a stock purchase contract and an underlying debt or preferred security covered by this prospectus, U.S. Treasury security or other U.S. government or agency obligation. The holder of the unit may be required to pledge the debt, preferred security, U.S. Treasury security or other U.S. government or agency obligation to secure its obligations under the stock purchase contract.
      The prospectus supplement will specify the material terms of the stock purchase contracts, the stock purchase units and any applicable pledge or depository arrangements, including one or more of the following:

•	the stated amount that a holder will be obligated to pay under the stock purchase contract in order to purchase our common stock;

•	the settlement date or dates on which the holder will be obligated to purchase shares of our common stock. The prospectus supplement will specify whether the occurrence of any events may cause the settlement date to occur on an earlier date and the terms on which any early settlement would occur;

•	the events, if any, that will cause our obligations and the obligations of the holder under the stock purchase contract to terminate;

•	the settlement rate, which is a number that, when multiplied by the stated amount of a stock purchase contract, determines the number of shares of our common stock that we will be obligated to sell and a holder will be obligated to purchase under that stock purchase contract upon payment of the stated amount of that stock purchase contract. The settlement rate may be determined by the application of a formula specified in the prospectus supplement. If a formula is specified, it may be based on the market price of our common stock over a specified period or it may be based on some other reference statistic;

•	whether the stock purchase contracts will be issued separately or as part of stock purchase units consisting of a stock purchase contract and an underlying debt or preferred security with an aggregate principal amount or liquidation amount equal to the stated amount;

•	the type of underlying security, if any, that is pledged by the holder to secure its obligations under a stock purchase contract. Underlying securities may be debt securities, preferred securities, U.S. Treasury securities or other securities;

•	the terms of the pledge arrangement relating to any underlying securities, including the terms on which distributions or payments of interest and principal on any underlying securities will be retained by a collateral agent, delivered to us or be distributed to the holder; and

•	the amount of the contract fee, if any, that may be payable by us to the holder or by the holder to us, the date or dates on which the contract fee will be payable and the extent to which we or the holder, as applicable, may defer payment of the contract fee on those payment dates.
      The descriptions of the stock purchase contracts, stock purchase units and any applicable pledge or depository arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety. We urge you to read the applicable agreements because they, and not the summaries, define your rights as holders of the stock purchase contracts or stock purchase units.
PLAN OF DISTRIBUTION
      We may sell the securities:

•	through underwriters or dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any such methods of sale.
      We will describe in a prospectus supplement the particular terms of the offering of the securities, including the following:

•	the names of any underwriters or dealers;

•	the purchase price and the proceeds we will receive from the sale (which may be the market price prevailing at the time of sale, a price related to the prevailing market price or a negotiated price);

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers;

•	any over-allotment options granted to the underwriters; and

•	any other information we think is important.
      If securities are sold through an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters. The underwriters will use this prospectus and the prospectus supplement to sell the securities. The underwriting agreement will provide that the obligations of the underwriters are subject to specified conditions precedent and that the underwriters will be obligated to purchase all the securities if any are purchased.
      In connection with the sale of securities, underwriters may be considered to have received compensation from us in the form of underwriting discounts or commissions. They may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters, and they may also receive commissions from the purchasers for whom they may act as agent.
      If we use a dealer in the sale of the securities, we will sell the securities to the dealer, as principal. The dealer may then resell these securities to the public at varying prices to be determined by the dealer at the time of resale. The prospectus supplement will name these dealers and the terms of these arrangements. In addition, the dealers may sell the securities to other dealers. The terms under which securities may be sold by a dealer to another dealer will be described in the applicable prospectus supplement.
      Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters under the Securities Act. Also any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled under agreements with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by us for various expenses.
      In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of such securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in such securities for their own account. In addition, to cover overallotments or to stabilize the price of such securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of such securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.
      We may offer and sell the securities directly to institutional investors or others. These parties may be deemed to be underwriters under the Securities Act with respect to their resales. The prospectus supplement will include the terms of these transactions.
      Any common stock sold pursuant to this prospectus will be listed on the NYSE, subject to official notice of issuance. Any other securities sold pursuant to this prospectus may or may not be listed on a national securities exchange or a foreign securities exchange. The securities may not have an established trading market. No assurances can be given that there will be a market for any of the securities.
      Agents, underwriters and dealers may be customers of, engage in transactions with or perform services for, us and our subsidiaries in the ordinary course of business.
EXPERTS
      The consolidated financial statements and schedule of Ryder System, Inc. and subsidiaries as of December 31, 2004 and 2003, and for each of the years in the three-year period ended December 31, 2004, and management’s assessment of the effectiveness of internal controls over financial reporting as of December 31, 2004, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2004 financial statements refers to a change in method of accounting for variable interest entities and method of accounting for asset retirement obligations in 2003 and method of accounting for goodwill and other intangible assets in 2002.
LEGAL OPINIONS
      Unless otherwise specified in the prospectus supplement accompanying this prospectus, certain legal matters relating to the securities to be offered hereby will be passed upon for us by Flora R. Perez, Esq., Assistant General Counsel of our company, and for the underwriters, if any, by Cravath, Swaine & Moore LLP, Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019. Ms. Perez is a full-time employee of our company, and owns, and holds options to purchase, shares of our common stock.

$800,000,000
RYDER SYSTEM, INC.
Debt Securities
Preferred Stock
Depositary Shares
Common Stock
Warrants
Stock Purchase Contracts
Stock Purchase Units
PROSPECTUS
                    , 2005

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.*

Commission Registration Fee	$88,902
Accounting Fees and Expenses	9,500
Trustee’s Fees and Expenses (including counsel fees)	15,000
Blue Sky Fees and Expenses	2,500
Printing and Engraving Fees	25,000
Rating Agency Fees	270,000
Legal Fees	25,000
Miscellaneous	1,000

Total	$436,902

*	All amounts are estimates except for Commission Registration Fee.

Item 15.	Indemnification of Directors and Officers.
      Official Florida Statutes, as amended, Chapter 607, Section 607.0850, authorizes the indemnification of officers, directors, employees and agents under certain circumstances.
      Article VIII of the Company’s Restated Articles of Incorporation provides that the Company has the power to indemnify its directors, officers and other employees to the full extent permitted by law. Article XII of the Company’s by-laws provides that the Company shall indemnify to the fullest extent permitted by current or future legislation or current or future judicial or administrative decisions (to the extent such future legislation or decisions permit the Company to provide broader indemnification rights than permitted prior to such legislation or decisions), each person who is a party or witness to any proceeding (whether civil, criminal, administrative or investigative) against any liability (including any judgment, settlement, penalty or fine) or cost, charge or expense (including reasonable expenses incurred in defending such actions) by reason of the fact that such indemnified person is or was a director, officer or employee of the Company, or is or was an agent as to whom the Company has agreed to grant such indemnification, or is or was serving at the request of the Company as a director, officer or employee of another corporation, trust or enterprise.
      The Company maintains a directors and officers liability insurance policy which, within the limits and subject to the limitations of the policy, insures the directors and officers of the Company against certain expenses in connection with the defense of certain claims, actions, suits or proceedings, and certain liabilities which might be imposed as a result of such claims, actions, suits or proceedings, which may be brought against them by reason of their being or having been directors or officers of the Company. The coverage extends to wrongful acts such as breach of duty and negligence, but does not extend to acts proven to be dishonest. The Company pays the premiums for this policy.

Item 16.	Exhibits.
      The following exhibits are filed as part of this registration statement:

Number		Exhibit Description

1.1		Form of Underwriting Agreement (Debt) (incorporated by reference to the Company’s Registration Statement on Form S-3, Registration No. 333-108391, filed with the Commission on August 29, 2003).

1.2		Form of Underwriting Agreement (Equity) (incorporated by reference to the Company’s Registration Statement on Form S-3, Registration No. 333-108391, filed with the Commission on August 29, 2003).

1.3		Form of Selling Agency Agreement for Domestic Medium-Term Notes (incorporated by reference to the Company’s Registration Statement on Form S-3, Registration No. 333-108391, filed with the Commission on August 29, 2003).

4.1		Indenture between Ryder System, Inc. and J.P. Morgan Trust Company, National Association dated as of October 3, 2003 (incorporated by reference to the Company’s Registration Statement on Form S-3, Registration No. 333-108391, filed with the Commission on August 29, 2003).

4.2		Form of domestic Debt Securities (incorporated by reference to the Company’s Registration Statement on Form S-3, Registration No. 333-108391, filed with the Commission on August 29, 2003).

4.3		Form of domestic Medium-Term Notes (incorporated by reference to the Company’s Registration Statement on Form S-3, Registration No. 333-108391, filed with the Commission on August 29, 2003).

4	.6*	Form of Preferred Stock Certificate.

4	.7*	Form of Depositary Agreement.

4	.8*	Form of Depositary Receipt.

4	.9*	Form of Stock Purchase Unit.

4	.10*	Form of Stock Purchase Contract.

4	.11*	Form of Warrant

5.1		Opinion of Flora R. Perez, Esq., Assistant General Counsel of Ryder System, Inc.

12.1		Computation of Ratio of Earnings to Fixed Charges.

15.1		Letter re: interim unaudited financial information.

23.1		Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2		Consent of Flora R. Perez., Assistant General Counsel of Ryder System, Inc. (included in Exhibit 5.1).

24.1		Power of Attorney.

25.1		Form T-1 Statement of Eligibility and Qualification of Trustee under the Trust Indenture Act of 1939.

*	If required, this exhibit will be filed in an amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of securities.

Item 17.	Undertakings.
      (a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida on September 28, 2005.

RYDER SYSTEM, INC.

By:	/s/ Gregory T. Swienton

Gregory T. Swienton,
Chairman and Chief Executive Officer
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date

/s/ Gregory T. Swienton Gregory T. Swienton	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	September 28, 2005

/s/ Tracy A. Leinbach Tracy A. Leinbach	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	September 28, 2005

/s/ Art A. Garcia Art A. Garcia	Vice President and Controller (Principal Accounting Officer)	September 28, 2005

/s/ John M. Berra* John M. Berra	Director	September 28, 2005

/s/ David I. Fuente* David I. Fuente	Director	September 28, 2005

/s/ Lynn M. Martin* Lynn M. Martin	Director	September 28, 2005

/s/ Daniel H. Mudd* Daniel H. Mudd	Director	September 28, 2005

/s/ Eugene A. Renna* Eugene A. Renna	Director	September 28, 2005

/s/ Abbie J. Smith* Abbie J. Smith	Director	September 28, 2005

/s/ E. Follin Smith* E. Follin Smith	Director	September 28, 2005

/s/ Hansel E. Tookes, II* Hansel E. Tookes, II	Director	September 28, 2005

Signature	Title	Date

/s/ Christine A. Varney* Christine A. Varney	Director	September 28, 2005

* /s/ Flora R. Perez Flora R. Perez Attorney-in-Fact		September 28, 2005

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Flora R. Perez, Assistant General Counsel of Ryder System, Inc.
12.1	Computation of Ratio of Earnings to Fixed Charges
15.1	Letter re: interim unaudited financial information
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm
24.1	Power of Attorney
25.1	Form T-1 Statement of Eligibility and Qualification of Trustee under the Trust Indenture Act of 1939